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                                 EXHIBIT 99
                        Firstbank Corporation 401(k) Plan
                                Performance Table
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
                                      INITIAL
                                     INVESTMENT        VALUE           VALUE            VALUE           VALUE
        FUND                         ON 12/31/93    ON 12/31/94     ON 12/31/95      ON 12/31/96     ON 12/31/97
Firstbank Corporation                                    5.517%          28.629%        32.123%         49.1852%
Common Stock                        $ 1,000.00       $ 1,055.17      $  1,357.25     $ 1,793.25       $ 2,675.26

Federated Money                                           3.82%            5.63%          5.06%            5.22%
Market for U.S.                     $ 1,000.00       $ 1,038.20      $  1,096.65     $ 1,152.14       $ 1,212.28
Treasury Obligation

Federated Capital                                         5.47%            5.92%          5.70%            5.86%
Preservation Fund                   $ 1,000.00       $ 1,054.70      $  1,117.14     $ 1,180.82       $ 1,250.01

Vanguard Fixed Income                                   (2.66%)           18.18%          3.58%            9.44%
Total Bond Fund                     $ 1,000.00       $   973.40      $  1,150.36     $ 1,191.55       $ 1,304.03

Vanguard Fixed Income                                   (5.30%)           26.40%          1.20%           13.79%
Long-Term Corporate                 $ 1,000.00       $   947.00      $  1,197.01     $ 1,211.37       $ 1,378.42
Bond Fund

                                                          (.45%)          35.63%         21.17%           34.42%
Federated Stock                     $ 1,000.00       $   995.50      $  1,350.20     $ 1,636.03       $ 2,199.16

Vanguard Index                                            1.18%           37.45%         22.86%           33.21%
500 Fund                            $ 1,000.00       $ 1,011.80      $  1,390.72     $ 1,708.64       $ 2,276.08

American Century                                        (3.62%)           37.68%         13.85%           23.13%
20th Century Ultra                  $ 1,000.00       $   963.80      $  1,326.96     $ 1,510.74       $ 1,860.18

Warburg-Pincus                                          (1.43%)           46.22%          9.87%           21.27%
Emerging Growth                     $ 1,000.00       $   985.70      $  1,441.29     $ 1,583.55       $ 1,920.37
Fund

T. Rowe Price                                            (.76%)           11.39%         15.99%            2.70%
International                       $ 1,000.00       $   992.40      $  1,105.43     $ 1,282.19       $ 1,316.81
Stock Fund

Vanguard                                                   .76%           14.89%         14.65%            4.12%
International                       $ 1,000.00       $ 1,007.60      $  1,157.63     $ 1,327.22       $ 1,381.90
Growth Fund

Fidelity Overseas                                         1.27%            9.06%         13.10%           10.92%
Fund                                $ 1,000.00       $ 1,012.70      $  1,104.45     $ 1,249.13       $ 1,385.54


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American Century - 20th                                N/A                9.89%          31.18%           17.48%
Century International               $ 1,000.00          FUND        $  1,089.90      $ 1,441.54       $ 1,693.52
Discovery Fund                                       INCEPTION
                                                       4-94
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This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.